Novation Confirmation

Date:       28 February 2007

To:          U.S. Bank National Association, not in its individual capacity, but solely as trustee on behalf of the supplemental interest trust created under the Pooling and Servicing Agreement for the CSMC Mortgage-Backed Trust 2007-2, Class 1-A-1 Certificates

To:          Credit Suisse Management LLC

From:      Credit Suisse International ("CSIN")

Re:          Novation Transaction

External ID: 53193461NOV

Dear Sir/Madam:

The purpose of this letter is to confirm the terms and conditions of the Novation Transaction entered into between the parties and effective from the Novation Date specified below. This Novation Confirmation constitutes a "Confirmation" as referred to in the New Agreement specified below.

1.

The definitions and provisions contained in the 2004 ISDA Novation Definitions (the "Definitions") and the terms and provisions of the 2000 ISDA definitions (the "Product Definitions"), each as published by the International Swaps and Derivatives Association, Inc. and amended from time to time, are incorporated in this Novation Confirmation. In the event of any inconsistency between (i) the Definitions, (ii) the Product Definitions and/or (iii) the Novation Agreement and this Novation Confirmation, this Novation Confirmation will govern. In the event of any inconsistency between the Novation Confirmation and the New Confirmation, the New Confirmation will govern for the purpose of the New Transaction.

2.

The terms of the Novation Transaction to which this Novation Confirmation relates are as follows:

Novation Date:                                      28 February 2007

Novated Amount:                                  USD 106,962,000

Transferor:                                             Credit Suisse Management LLC

Transferee:                                             U.S. Bank National Association, not in its individual capacity, but solely as trustee on behalf of the supplemental interest trust created under the Pooling and Servicing Agreement for the CSMC Mortgage-Backed Trust 2007-2, Class 1-A-1 Certificates

Remaining Party:                                   Credit Suisse International

New Agreement (between Transferee   1992 ISDA Master Agreement dated

and Remaining Party):                            as of 28 February 2007

3.

The terms of the Old Transaction to which this Novation Confirmation relates, for identification purposes, are as follows:

Trade Date of Old Transaction:                                 14 February 2007

Effective Date of Old Transaction:                            28 February 2007

Termination Date of Old Transaction:                       25 July 2010

4.

The terms of the New Transaction to which this Novation Confirmation relates shall be as specified in the New Confirmation attached hereto as Exhibit A.

Full First Calculation Period:                                      Applicable

5.

Miscellaneous Provisions:

Non-Reliance:                                                               Applicable

For the purpose of facilitating this Transaction, an Affiliate of CSIN, which is organized in the United States of America (the "Agent"), has acted as agent for CSIN. The Agent is not a principal with respect to this Transaction and shall have no responsibility or liability to the parties as a principal with respect to this Transaction.

Credit Suisse International is authorized and regulated by the Financial Services Authority and has entered into this transaction as principal. The time at which the above transaction was executed will be notified to the parties on request.

The parties confirm their acceptance to be bound by this Novation Confirmation as of the Novation Date by executing a copy of this Novation Confirmation and returning it to us. The Transferor, by its execution of a copy of this Novation Confirmation, agrees to the terms of the Novation Confirmation as it relates to the Old Transaction. The Transferee, by its execution of a copy of this Novation Confirmation, agrees to the terms of the Novation Confirmation as it relates to the New Transaction.

Credit Suisse International

By:  /s/ Marleen Nobile

Name:  Marleen Nobile

Title:  Authorized Signatory

Credit Suisse Management LLC

By:   /s/ Yolanda Perez-Wilson

Name:  Yolanda Perez-Wilson

Title:  Assistant Vice President Complex Product Support

U.S. Bank National Association, not in its individual capacity, but solely as trustee on behalf of the supplemental interest trust created under the Pooling and Servicing Agreement for the CSMC Mortgage-Backed Trust 2007-2, Class 1-A-1 Certificates

By:   /s/ Charles F. Pedersen

Name:  Charles F. Pedersen

Title:  Vice President

Wells Fargo Bank, N.A., not in its individual capacity, but solely as trust administrator of CSMC Mortgage-Backed Trust 2007-2

By:   /s/ Amy Doyle

Name:  Amy Doyle

Title:  Vice President

Our Reference No:  External ID: 53193461NOV / Risk ID: 447686274 & 447686276

EXHIBIT A

This New Confirmation amends, restates and supersedes in its entirety all Confirmation(s) dated prior to the date hereof in respect of this New Transaction.